SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   March 10, 2009

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Attached hereto as Exhibit 99.1 is a copy of written materials that may be used by Messrs. Daniel T. Hendrix and Patrick C. Lynch, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, in presentations to investors and potential investors.  Whether or not the information set forth therein is properly considered to be material, we have elected, in this instance, to make the information available generally to all persons who might consider it to be useful for their respective purposes.  The information includes certain non-GAAP measures.  Reconciliations of the respective non-GAAP measures to the most comparable GAAP measures are contained in the materials.

The information set forth in this Item 2.02, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 7.01    REGULATION FD DISCLOSURE.

Messrs. Hendrix and Lynch will be making a presentation to investors and potential investors at a conference being held March 8-11, 2009.  Messrs. Hendrix and Lynch currently are scheduled to make their presentation on March 11, at approximately 7:30 a.m. Eastern Time.  The presentation will be broadcast live over the Internet. Listeners may access the presentation live over the Internet at http://www.wsw.com/webcast/rj43/ifsia/ or through the Company’s website at http://www.interfaceglobal.com/investor-relations.aspx/.  The archived version of the presentation will be available at these sites for a period of ninety days beginning shortly after the presentation ends.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Shell Company Transactions.

None.

(d)           Exhibits.

Exhibit No.	Description
99.1	Investor Presentation dated March 2009 (furnished pursuant to Item 2.02 of this Report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President
Date: March 10, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Investor Presentation dated March 2009 (furnished pursuant to Item 2.02 of this Report).